EXHIBIT 23.2

CONSENT OF INDEPENDENT ENGINEERS

We consent to the use of our “Report on Reserves Data” dated February 4, 2011 in connection with the Annual Report on Form 40-F of TransGlobe Energy Corporation for the fiscal year ended December 31, 2010.

Sincerely,

DeGolyer and MacNaughton Canada Limited

/s/ Colin Outtrim
Name	Colin P. Outtrim
Title:	President

Calgary, Alberta, Canada
March 18, 2011